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                                                                      EXHIBIT 11

                             SUN MICROSYSTEMS, INC.

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

PRIMARY

                                                                    YEARS ENDED
                                                                      JUNE 30,
                                                        ----------------------------------
                                                        1994            1993           1992
                                                        ----            ----           ----
Net income                                            $195,824        $156,726        $173,313

Weighted average common shares
   outstanding                                          95,207         102,329          98,218

Common equivalent shares attributable to the following:

        Stock options and warrants                       1,557           2,796           3,422
                                                      --------        --------        --------

Total common and common equivalent shares
   outstanding                                          96,764         105,125         101,640
                                                      ========        ========        ========

Net income per common and common
   equivalent share                                   $   2.02        $   1.49        $   1.71
                                                      ========        ========        ========

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                                                                      EXHIBIT 11
                                                                     (CONTINUED)

                             SUN MICROSYSTEMS, INC.

                 STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

FULLY DILUTED

                                                                          YEARS ENDED
                                                                            JUNE 30,
                                                              ------------------------------------
                                                              1994            1993            1992
                                                              ----            ----            ----
Net income                                                  $195,824        $156,726        $173,313

Adjustment for interest assuming conversion
   of 5 1/4% subordinated debentures, net
   of taxes (1)                                                    -           2,324           6,911
                                                            --------        --------        --------

Adjusted net income                                         $195,824        $159,050        $180,224
                                                            ========        ========        ========

Weighted average common shares
   outstanding                                                95,207         102,329          98,218

Common equivalent shares attributable to the following:

        Stock options and warrants                             1,621           3,037           3,576

        Conversion of 5 1/4% subordinated
           debentures                                              -           1,830           5,400
                                                            --------        --------        --------

Total common and common equivalent shares
   outstanding                                                96,764         107,196         107,194
                                                            ========        ========        ========

Net income per common and common
   equivalent share                                         $   2.02        $   1.48        $   1.68
                                                            ========        ========        ========



(1) The adjustment to common equivalent shares recorded reflects only the period during which the debentures were actually outstanding.